Guaranties  in   substantially   the  following  form   respecting  the
indebtedness of Morgan Drive Away, Inc., TDI, Inc. and Interstate Indemnity Company, have been provided by The Morgan Group, Inc., and Morgan Finance, Inc., as well as by Morgan Drive Away, Inc. (respecting indebtedness of Morgan Drive Away, Inc. and Interstate Indemnity Company.

                 ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY


THIS ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY ("Guaranty") is made and entered into, to be effective the 27th day of March, 1997, by THE MORGAN GROUP, INC., a Delaware corporation, whose address is 2746 Old U.S. 20 West, Elkhart, Indiana 46514 ("Guarantor"), to and in favor of KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114, and any Affiliate Bank (which shall hereinafter be referred to individually or collectively as "Bank").

                               RECITALS

A. Morgan Drive Away, Inc., an Indiana corporation with an address at 2746 Old U.S. 20 West, Elkhart, Indiana 46514 ("Morgan"), is a wholly-owned subsidiary of The Morgan Group, Inc. ("Guarantor").

B. Morgan has and shall become liable and indebted to Bank.

C. Morgan shall hereinafter be referred to as "Borrower."

D. "Affiliate Bank" shall mean any one or more bank subsidiaries of KeyCorp and its successors.

E. As a condition to the loans, extensions of credit and/or other financial accommodations made by Bank to Borrower concurrently with the delivery of this Guaranty, and as a condition to any loans, extensions of credit and/or other financial accommodations made by Bank to Borrower from time to time hereafter, Bank requires that Guarantor guarantee on an absolute, unconditional and continuing basis the payment of all of the present and future liabilities and indebtedness of Borrower to Bank.

F. Guarantor expects to derive an economic benefit from any loans, extensions of credit and/or other financial accommodations made by Bank to Borrower, and in consideration of such expected benefit and to induce Bank to make loans, extend credit and/or make other financial accommodations to Borrower, Guarantor is willing to guarantee all such liabilities and indebtedness of Borrower to Bank.

NOW, THEREFORE, for value received and as an inducement for and in consideration of the loans, extensions of credit and/or other financial accommodations made by Bank to Borrower concurrently with the delivery of this Guaranty, and of other loans, other extensions of credit and/or other financial accommodations to Borrower which Bank, at its sole option and subject to its credit policies and practices, may grant to Borrower from time to time hereafter, Guarantor does now hereby agree to and for the benefit of Bank as follows:

                                    AGREEMENT

                                   ARTICLE 1.
                              Inclusion of Recitals

The Recitals above set forth are a part of this Guaranty for all purposes.


                                   ARTICLE 2.
                              Statement of Guaranty

Section 2.1. Liabilities and Indebtedness Guaranteed. Guarantor guarantees, on an absolute, unconditional and continuing basis, the full and prompt payment when due, whether by lapse of time or acceleration, of each one and all of the existing and future loans, extensions of credit and/or other financial accommodations of every kind and type whatsoever, now or hereafter owing by Borrower to Bank including, but not limited to, the following:

         1. all loans, and extensions of credit and other financial accommodations previously, currently or hereafter made by Bank to Borrower and any and all extensions or renewals of them; and

         2. all other obligations, liabilities and indebtedness of Borrower to and in favor of Bank, direct or indirect, absolute or contingent, now existing or hereafter arising, of every kind and type whatsoever and however evidenced (including, but not limited to, all existing and future loans, advances, indebtednesses, liabilities, guarantees of the obligations of others, and obligations to reimburse payments made under letters of credit), whether secured or unsecured;

         (the "Guaranteed Obligations").

Section 2.2. No Limitation. No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned or modify, reduce, limit or release the liability of the undersigned hereunder.

Section 2.3. Absolute, Unconditional and Continuing. The liabilities of Guarantor under this Guaranty are absolute, unconditional and continuing, and irrespective of the regularity of any writing, document or instrument evidencing any of the Guaranteed Obligations; and, to the extent any Guaranteed Obligations are secured, irrespective of the validity, regularity or enforceability of any writing, document or instrument evidencing such security for the Guaran teed Obligations; and irrespective of the value of the security itself.

Section 2.4. Severable. This Guaranty may be enforced from time to time as to any part or all of the Guaranteed Obligations, and the enforcement of this Guaranty as to part of the Guaranteed Obligations shall not terminate or eliminate in any manner the liabilities of Guarantor for the other Guaranteed Obligations.


                                   ARTICLE 3.
                              Payment by Guarantor

Section 3.1. Default. If the Borrower should fail at any time fully and promptly to pay when due, whether by lapse of time or acceleration, all or any part of the Guaranteed Obligations, Guarantor, upon written demand by Bank, will immediately pay such Guaranteed Obligations to Bank in the same manner as if such Guaranteed Obligations constituted the direct and primary obligation or obligations of Guarantor to Bank.

Section 3.2. Notice. The written demand of Bank for payment of the Guaranteed Obligations, or any of the Guaranteed Obligations, shall be given in writing and personally delivered to Guarantor, or sent by telegraph, facsimile transmission, or overnight courier, or by U.S. Mail, postage prepaid, Registered or Certified, Return Receipt Requested, to the Guarantor's address set forth above in this Guaranty. If there is any address change, Bank shall be notified by Guarantor in writing, and until such notice is received by Bank, Bank may rely upon the above address.

Section 3.3. Obligation of Guarantor. Bank is not required, prior to the enforcement of the Guaranty, to take any action or realize against the Borrower or against any other persons, guarantors or collateral, guaranteeing or securing any of the Guaranteed Obligations.

Section 3.4. Valuation and Appraisement Laws. The liability of Guarantor with respect to the Guaranteed Obligations in all cases shall be without relief from valuation and appraisement laws.


                                   ARTICLE 4.
                               Waiver by Guarantor

Section 4.1. Waiver. Guarantor hereby waives each of the following:

          1. notice of acceptance of this Guaranty, of each and every loan, extension of credit, or other financial accommodation by Bank (including extensions or renewals) to Borrower, and of the amount or nature of the Guaranteed Obligations which may exist from time to time;

         2. presentment, demand and protest, and notice of dishonor, non-payment or other default with respect to any of the Guaranteed Obligations;

         3. any and all defenses, claims and discharges of Borrower or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment by Guarantor in full; and, without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable with respect to any Guaranteed Obligations, or any setoff available to the Borrower or any other person against Bank; and Guarantor waives any and all claims or rights to assert claims of discharge under I.C. 26- 1-3.1-605;

         4. any requirement that Bank take action, realize, institute suit, or exercise or exhaust its rights or remedies against the Borrower or against any other person or guarantor, or collateral securing and/or guaranteeing all or any part of the Guaranteed Obligations [the obligations of any such other person or guarantor, and any such collateral are referred to as ("Collateral")], prior to enforcing any rights it has under this Guaranty or otherwise against Guarantor;

         5.       the  invalidity  of  any  instruments   evidencing  Guaranteed
                  Obligations or the disability or legal incapacity of any person in whole or in part, at any time;

         6. the fact that the amount or value of any of the property constituting a part of the Collateral, may at any time have been or be incorrectly estimated;

         7. the deterioration in market or other values, waste, loss by fire, theft, loss, non- existence or substitution of any property constituting a part of the Collateral;

         8.       relief from valuation and appraisement laws; and

         9. any right that Guarantor has, or might hereafter have, to recover from the Borrower the monies that Guarantor is obligated to pay to Bank hereunder. The undersigned will not exercise or enforce, and expressly waives, any right of contribution, reimbursement, indemnification, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, including, but not limited to, the Borrower, or as to any collateral security therefor.

Section 4.2. Failure of Bank to Act. The failure of Bank or any other persons to take any of the actions authorized in this Guaranty, or the existence of any conditions, waived above, shall in no way affect or release the obligations of the Guarantor under this Guaranty.


                                   ARTICLE 5.
                                 Rights of Bank

Section 5.1. Rights of Bank with Respect to the Obligations Guaranteed. Bank shall have the right, without releasing Guarantor from its liabilities hereunder and without notice to the Guarantor, to deal in any manner with any of the Guaranteed Obligations or the Collateral including, but not limited to, the following rights:

         1. to, on any number of occasions, modify or otherwise change any terms or alter any part of the Guaranteed Obligations, including, but not limited to, changing the rate of interest, or affecting any release, compromise or settlement;

         2. to extend or renew any or all of the Guaranteed Obligations on any number of occasions and to forbear to take steps to enforce the payment of all or any part of them against Borrower;

         3. to obtain Collateral or to not obtain Collateral (including rights of setoff), to release or to forbear to proceed against all or any part of the Collateral, or to substitute any new Collateral for any existing Collateral;

         4. to apply payments received from Borrower, from Guarantor, from others or from realization upon any Collateral in such manner and order in priority as Bank sees fit;

         5. to make any election against the Borrower or the Collateral under the United States Bankruptcy Code, as amended;

         6. to add or release any other guarantor, surety, endorser or accommodation party whether primarily or secondarily liable, to proceed against all or any one or none of such persons or entities, to accept partial payments from them and to settle, compromise or adjust with any of them, all in such manner and at such time or times as Bank may deem advisable; and

         7. to assign or grant participation interests in all or part of the Guaranteed Obligations.

         Section 5.2.  Guarantor  not Released or  Discharged  by Bank's Acts or
Omissions. The obligations of Guarantor hereunder shall not be released, discharged, or affected in any way, nor shall Guarantor have any recourse against Bank by reason of any action which Bank may take or omit to take under this Guaranty or otherwise with respect to the Guaranteed Obligations or the Collateral. Guarantor expressly agrees that Guarantor shall be and remain liable for any deficiency remaining after the foreclosure of any mortgage, security interest or other property interest securing the Guaranteed Obligations, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

Section 5.3. Guaranty Extends to Amounts Applied on Obligation and Then Returned. If any payment applied by Bank to the Guaranteed Obligations is set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made and notwithstanding the fact that prior to such payment being so set aside, recovered, rescinded or required to be returned, the Guarantor shall have terminated this Guaranty under Section 6.2 below.

Section 5.4. Assignment. The Bank may, without any notice whatsoever to Guarantor or to the Borrower, sell, assign or transfer the Guaranteed Obligations and any Collateral, or any part of them, and any part or all of this Guaranty, and, in such event, each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations and Guaranty, shall have the right to enforce this Guaranty (to the extent so sold, assigned, transferred) by suit or otherwise for the benefit of such assignee, transferee or holder, as if such assignee, transferee or holder were by name specifically given such rights, powers and benefits; but the Bank shall continue to have the unimpaired and absolute right to enforce this Guaranty, for its own benefit, as to so much of the Guaranteed Obligations owed it that the Bank shall not have sold, assigned or transferred.


                                   ARTICLE 6.
                                   Termination

Section 6.1. Guaranty is Continuing until Full Payment. This Guaranty shall be on a continuing basis and shall remain in full force and effect until all Guaranteed Obligations are paid in full and termination is accomplished in accordance with the provisions of paragraph 6.2 below.

Section 6.2. Termination. Guarantor may terminate Guarantor's obligation as to payment of future obligations of the Borrower to Bank (excepting, however, those with respect to which there is an outstanding commitment or agreement on the part of Bank to make further loans or advances), by delivering to an officer of Bank, at the offices of Bank, during banking hours, written notice of termination signed by the Guarantor, and by receiving from such officer written acknowledgment of such delivery. Any such termination shall be effective on the next banking day of Bank following such written acknowledgment of delivery.

Section 6.3. Termination not Effective for Obligations Existing at Time of Termination. Termination of this Guaranty under Section 6.2 above shall have no affect whatsoever on the obligations of the Guarantor to pay Guaranteed Obligations existing at the time of termination whether or not they are then due, nor shall such termination have any affect whatsoever on any extensions or renewals of such existing Guaranteed Obligations which are effectuated after such termination. Termination of this Guaranty under Section 6.2 above shall also have no affect whatsoever on the obligations of Guarantor to pay Guaranteed Obligations which spring from commitments or agreements on the part of Bank which were outstanding at the time of the termination.

Section 6.4. Guaranty not Terminated because Borrower is not Indebted to Bank. This Guaranty shall not be terminated by virtue of the fact that at any time hereafter the Borrower is not indebted to Bank at any such time, unless termination is accomplished in accordance with Section 6.2 above.


                                   ARTICLE 7.
                                  Miscellaneous

Section 7.1. Insolvency of Borrower does not Discharge Guarantor. This Guaranty shall not be discharged by the dissolution or insolvency (however defined) of the Borrower.

Section 7.2. Dissolution or Insolvency of Guarantor. If Guarantor shall be dissolved or shall become insolvent (however defined) then Bank shall have the right to declare immediately due and payable, and Guarantor shall forthwith pay to Bank, the full amount of all Guaranteed Obligations, whether or not they are otherwise due and payable, and if the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency statute or law, the full amount of all Guaranteed Obligations, whether or not they are otherwise due and payable, shall be immediately due and payable to Bank without demand or notice.

Section 7.3. This Agreement is not a Suretyship. This is an agreement of guaranty, not of suretyship.

Section 7.4. Representations and Warranties of Guarantor. Guarantor represents and warrants to Bank that:

         1. Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty.

         2. The execution, delivery and performance of this Guaranty by Guarantor has been duly authorized by all necessary actions of its officers, directors and share holders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its Articles of Incorporation or By-Laws, or any agreement presently binding upon the Guarantor.

         3. This Guaranty has been duly executed and delivered by the authorized officers of Guarantor and constitutes Guarantor's lawful, binding and legally enforceable obligation.

         4. The authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by any federal, state, local or foreign regulatory body or administrative agency.

         5. All financial data provided to the Bank by Guarantor in connection with the execution of this Guaranty are true and accurate and are not materially misleading.

Section 7.5. Representation and Warranty of Economic Benefit Derived by Guarantor. Guarantor represents and warrants to Bank that Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial business, economic and other benefits from any loans, extension of credit and/or other financial accommodations which result in the creation of Guaranteed Obligations, and this Guaranty is given for a corporate purpose. Guarantor agrees to rely exclusively on the right to terminate this Guaranty in accordance with the provisions of Section 6.2 above, if at any time, in the opinion of the officers, directors or shareholders of Guarantor, the corporate benefits then being received by the Guarantor in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty as to future Guaranteed Obligations.

Section 7.6. Bank may Refuse to Loan. This Guaranty shall not in any way prevent the Bank from refusing to loan any additional sums, or extend additional credit, or make any other additional financial accommodations to the Borrower at any time from and after the date of this Guaranty, and any such refusal by the Bank shall not terminate this Guaranty nor diminish or discharge any liability of the Guarantor.

Section 7.7. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction, and without affecting the validity or enforceability of the remaining provisions of this Guaranty in any jurisdiction.

Section 7.8. Writing Requirement. This Guaranty may not be modified, amended, or otherwise changed except by a writing signed by Guarantor and Bank.

Section 7.9. Governing Law. Guarantor agrees that for all purposes this Guaranty shall be considered to have been executed and delivered at Elkhart, Indiana, and that it shall be governed, interpreted and construed in accordance with the internal laws (and not the law of conflicts) of the state of Indiana.

Section 7.10. Successors and Assigns. This Guaranty is binding upon Guarantor, and Guarantor's successors and assigns, and shall inure to the benefit of Bank, and its successors and assigns.

Section 7.11. Merger Clause. This instrument is the final, complete and exclusive statement of the agreement between the Bank and the Guarantor with respect to Guarantor's guaranty of the payment of the Guaranteed Obligations, and all prior negotiations, representations, promises and conditions related thereto are merged into this instrument.

Section 7.12. Information Concerning Financial Conditions of Borrower. Guarantor acknowledges that it is capable of, and hereby assumes responsibility for keeping informed of the financial conditions of Borrower, any and all endorsers and any and all guarantors of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations that diligent inquiry would reveal, and Guarantor hereby agrees that Bank shall have no duty to advise Guarantor of information known to Bank regarding such conditions or any such circumstances.

Section 7.13. Headings. Article and Section headings in this Guaranty are inserted for convenience only. They shall not be considered part of this Guaranty, they shall not affect the construction or interpretation hereof, and they shall not define or limit any of the terms or provisions herein.

Section 7.14. Submission to Jurisdiction; Venue. Guarantor consents to the jurisdiction of any local, state or federal court located within Elkhart County, Indiana, (or in the case of a federal court, the jurisdiction of which includes Elkhart County, Indiana) and consents that all such service of process be made by registered mail directed to the parties at the address stated in this Agreement and service so made shall be deemed to be completed five (5) days after such mailing.

SECTION 7.15. WAIVER OF JURY TRIAL. REGARDING ALL SUITS AND ACTIONS ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY WAY, MANNER OR RESPECT, GUARANTOR WAIVES, AT THE OPTION OF BANK, TRIAL BY JURY.

IN WITNESS WHEREOF, the Guarantor has hereunto set its hand by its duly authorized officer to be effective the day and year first above mentioned.

                                   GUARANTOR:
                             The Morgan Group, Inc.

                                   By:/s/ Richard B. DeBoer
                                   ------------------------------------------
                                   (Signature)

                                   Richard B. DeBoer, Chief Financial Officer
                                             and Treasurer
                                   ------------------------------------------



                                   ACCEPTANCE

This  Guaranty  is hereby  accepted  by  KeyBank  National  Association,  by its
undersigned  duly  authorized  officer,  to  be  effective  the  27th   day  of
March, 1997.


                                       BANK:
                                       KeyBank National Association


                                       By:______________________________________
                                          (Signature)


                                       Its:_____________________________________
                                           (Printed Name and Office)